Zelgor

Zelgor is a location-based alternate reality platform. Zelgor Inc. is using the technology to build mobile games that take place on the real world map.

Invest $99.00 minimum investment

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Introducing Zelgor

Zelgor is a location-based game platform that we're using to connect epic mobile experiences with the real world map. Zelgor's mission is to build games that are simple to learn and difficult to master by creating epic wins that keep users playing longer. Currently, 66% of mobile gamers quit playing within 24 hours. Although most mobile games provide short-term gratification, they don't provide the feeling of immense satisfaction that comes from achieving something that you once thought impossible. We believe that both are critical to long-term success in the game space.

Learn more about Zelgor at zelgor.com.

Be a part of Zelgor

This is an offering of Common Stock, under registration exemption 4(a)(6), in Zelgor Inc. This offering must raise at least $10,000 by June 30, 2017 at 4:00pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Zelgor may issue additional securities to raise up to $100,000, the offering's *maximum*.

$0 raised
$10,000 target $100,000 maximum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

8,864,998 shares × $0.25 per share
= $2,216,250 implied valuation

Financials

The purpose of this offering is to help finish the game and bring NoobTubez to life. The funding will go towards game and art development.

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

Zelgor's SEC filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

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Understand the risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.